Exhibit 99.1

Montage Resources Corporation Announces Second Quarter 2020 Financial Results, Provides Details of Capital Efficiency Improvements and Updates Guidance for Full Year 2020

IRVING, TX- August 6, 2020- (BUSINESS WIRE) - Montage Resources Corporation (NYSE:MR) (the “Company” or “Montage Resources”) today announced its second quarter 2020 operational and financial results and updated full year 2020 guidance. In addition, the Company will be posting an updated investor presentation to its corporate website.

Second Quarter 2020 Highlights:

•	Average net daily production was 551.7 MMcfe per day, above the midpoint of the Company’s previously issued guidance range, consisting of 83% natural gas and 17% liquids
•

Realized an average natural gas price, before the impact of cash settled commodity derivatives and firm transportation expenses, of $1.57 per Mcf, a $0.15 per Mcf discount to the average monthly NYMEX settled natural gas price during the quarter, better than analyst consensus expectations

•	Average natural gas equivalent realized price was $2.15 per Mcfe, including cash settled commodity derivatives and excluding firm transportation expenses
•	Per unit cash production costs (including lease operating, transportation, gathering and compression, production and ad valorem taxes) were $1.25 per Mcfe, better than analyst consensus expectations
•

Cash general and administrative expenses[1] were approximately $7.4 million, a decrease of approximately 14% compared to the first quarter of 2020 and approximately 19% compared to the second quarter of 2019 and better than analyst consensus expectations

•	Capital spending for the quarter was $29.1 million, approximately 20% better than analyst consensus expectations
•

Operational efficiency achievements yielded a Company record average number of completion stages per day for the quarter at 10, a Company record number of completion stages on a single pad at 11.5, and a Company record number of completion stages in one day at 15.  Recent normalized well costs of approximately $808 per foot are below current type curve estimates of approximately $825 per foot in Utica Dry Gas area

•	Subsequent to the end of the second quarter 2020, the Company announced a non-binding letter of intent to sell its non-core wellhead gathering infrastructure

[1]	Non-GAAP measure. See reconciliation for details

John Reinhart, President and CEO, commented on the Company’s operational and financial results, “This was another solid earnings report which illustrated our consistent focus on execution and efficiency. The continued outperformance of our wells along with our operating cadence, has allowed us to maintain our full year outlook on production expectations, despite the meaningful curtailment of production during the second quarter. The Company’s swift response to market conditions early in the year with the adjustment in our development plan towards increased dry gas production allows us to capture the benefits of the improving natural gas macro conditions during the second half of 2020 and 2021. Our strong operational performance driven by our robust planning process has allowed the Company to realize additional savings on our all-in drilling and completion costs from our initial 2020 plan.  Our most recent dry gas Utica pad achieved costs of approximately $808 per foot when normalized to a 13,000 foot lateral length, and the Company set new internal records for completions stages, averaging 11.5 stages per day on our most recent pad and setting a single day record of 15 stages in one day.  Despite a significant amount of commodity price volatility during the second quarter 2020, we have again been able to deliver a strong natural gas realized price with our ability to optimize this production to buyers needing to fill unutilized capacity and continue to view this opportunity as a competitive advantage, given the highly uncommitted nature and flexibility of our production base.  Our ongoing financial discipline has strengthened our balance sheet and liquidity position, which would be further enhanced by the closing of our recently announced non-binding letter of intent to sell our non-core gathering assets in Ohio. Our proven track record of execution throughout 2019 and into 2020 has solidified our position not just as a cost and efficiency leader, but also as a team with a winning strategy that remains well positioned to leverage our experience to achieve our goals of free cash flow generation and debt reduction.”

Operational Discussion

The Company’s net production for the three and six months ended June 30, 2020 and 2019 is set forth in the following table:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Production:
Natural gas (MMcf)	41,720.8	39,119.0	86,019.4	66,324.0
NGLs (Mbbls)	973.9	1,033.3	2,192.1	2,013.8
Oil (Mbbls)	440.1	569.0	1,101.8	1,167.0
Total (MMcfe)	50,204.8	48,732.8	105,782.8	85,408.8

Average daily production volume:
Natural gas (Mcf/d)	458,470	429,879	472,634	366,431
NGLs (Bbls/d)	10,702	11,355	12,045	11,126
Oil (Bbls/d)	4,836	6,253	6,054	6,448
Total (MMcfe/d)	551.7	535.5	581.2	471.9

Financial Discussion

Revenue for the three months ended June 30, 2020 totaled $90.7 million, compared to $155.5 million for the three months ended June 30, 2019.  Adjusted Revenue2, which includes the impact of cash settled commodity derivatives and excludes brokered natural gas and marketing revenue and other revenue, totaled $107.9 million for the three months ended June 30, 2020 compared to $145.9 million for the three months ended June 30, 2019.  Net Loss for the three months ended June 30, 2020 was ($68.9) million, or $(1.92) per share, compared to Net Income of $27.5 million, or $0.77 per share, for the three months ended June 30, 2019. Adjusted Net Income (Loss)2 for the three months ended June 30, 2020 was $(20.6) million, or $(0.57) per share, compared to $14.6 million, or $0.41 per share for the three months ended June 30, 2019. Adjusted EBITDAX2 was $37.5 million for the three months ended June 30, 2020 compared to $70.9 million for the three months ended June 30, 2019.

[2]

Adjusted Revenue, Adjusted Net Income and Adjusted EBITDAX are non-GAAP financial measures. Tables reconciling Adjusted Revenue, Adjusted Net Income and Adjusted EBITDAX to the most directly comparable GAAP measures can be found at the end of the financial statements included in this press release.

Average realized price calculations for the three and six months ended June 30, 2020 and 2019 are set forth in the table below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Average realized price (excluding cash settled commodity derivatives and firm transportation)
Natural gas ($/Mcf)	$1.57	$2.41	$1.68	$2.66
NGLs ($/Bbl)	8.18	18.77	12.09	20.18
Oil ($/Bbl)	21.66	52.14	32.46	50.07
Total average prices ($/Mcfe)	1.65	2.94	1.96	3.22

Average realized price (including cash settled commodity derivatives, excluding firm transportation)
Natural gas ($/Mcf)	$1.98	$2.47	$2.07	$2.63
NGLs ($/Bbl)	8.67	19.11	12.50	20.46
Oil ($/Bbl)	38.38	51.68	40.11	50.65
Total average prices ($/Mcfe)	2.15	2.99	2.36	3.21

Average realized price (including firm transportation, excluding cash settled commodity derivatives)
Natural gas ($/Mcf)	$1.06	$1.95	$1.21	$2.15
NGLs ($/Bbl)	8.18	18.77	12.09	20.18
Oil ($/Bbl)	21.66	52.14	32.46	50.07
Total average prices ($/Mcfe)	1.23	2.57	1.58	2.83

Average realized price (including cash settled commodity derivatives and firm transportation)
Natural gas ($/Mcf)	$1.47	$2.01	$1.61	$2.12
NGLs ($/Bbl)	8.67	19.11	12.50	20.46
Oil ($/Bbl)	38.38	51.68	40.11	50.65
Total average prices ($/Mcfe)	1.72	2.62	1.98	2.82
*rounded to the nearest penny

The Company’s cash production costs (which include lease operating, transportation, gathering and compression, production and ad valorem taxes) are shown in the table below. Per unit cash production costs, which include $0.42 per Mcfe of firm transportation expense, were $1.25 per Mcfe for the second quarter of 2020, a decrease of approximately 7% compared to the second quarter of 2019.

General and administrative expense (including one-time merger-related expenses and severance) was $11.6 million and $13.6 million for the three months ended June 30, 2020 and 2019, respectively, and is shown in the table below. Cash general and administrative expense3 (excluding merger-related expenses, severance and stock-based compensation expense) was $7.4 million and $9.1 million for the three months ended June 30, 2020 and 2019, respectively. General and administrative expense per Mcfe (including one-time merger-related expenses and severance) was $0.23 in the three months ended June 30, 2020 compared to $0.28 in the three months ended June 30, 2019. Cash general and administrative expense3 per Mcfe (excluding merger-related expenses, severance and stock-based compensation expense) decreased approximately 26% to $0.14 in the three months ended June 30, 2020 compared to $0.19 in the three months ended June 30, 2019.

[3]

Cash general and administrative expense is a non-GAAP financial measure. A table reconciling cash general and administrative expense to the most directly comparable GAAP measure can be found under “Cash General and Administrative Expense” in this press release.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating expenses (in thousands):
Lease operating	$9,900	$10,141	$21,943	$17,666
Transportation, gathering and compression	51,387	51,870	105,512	93,038
Production and ad valorem taxes	1,600	4,009	6,468	6,857
Total cash production costs	$62,887	$66,020	$133,923	$117,561

Depreciation, depletion, amortization and accretion	42,768	38,597	86,903	68,494
General and administrative[1]	11,569	13,564	21,450	42,494

Operating expenses per Mcfe:
Lease operating	$0.20	$0.21	$0.21	$0.21
Transportation, gathering and compression	1.02	1.06	0.99	1.09
Production and ad valorem taxes	0.03	0.08	0.06	0.08
Total cash production costs	$1.25	$1.35	$1.26	$1.38

Depreciation, depletion, amortization and accretion	0.85	0.79	0.82	0.80
General and administrative[2]	0.23	0.28	0.20	0.50
[1]

Includes stock-based compensation, merger-related expenses and severance of $ 4.2 million and $ 4.5 million for the three months ended June 30, 2020 and 2019, respectively, and $ 5.5 million and $ 25.1 million for the six months ended June 30, 2020 and 2019, respectively

[2]

Includes stock-based compensation, merger-related expenses and severance of $ 0.09 per Mcfe and $ 0.09 per Mcfe for the three months ended June 30, 2020 and 2019, respectively, and $ 0.05 per Mcfe and $ 0.30 per Mcfe for the six months ended June 30, 2020 and 2019, respectively

Cash Margins

The Company’s cash margins are detailed in the table below:

	Three Months Ended		Three Months Ended
	June 30, 2020	June 30, 2019	March 31, 2020
(per Mcfe)
Average realized price (including cash settled commodity derivatives, excluding firm transportation)	$2.15	$2.99	$2.56
Total cash production costs[1]	1.25	1.35	1.28
Cash production margin	$0.90	$1.64	$1.28
Cash production margin %	42%	55%	50%

Cash production margin	$0.90	$1.64	$1.28
Cash general and administrative expenses[2]	0.14	0.19	0.15
Cash operating margin	$0.76	$1.45	$1.13
Cash operating margin %	35%	48%	44%

Cash operating margin	$0.76	$1.45	$1.13
Interest expense	0.30	0.31	0.27
Corporate cash operating margin[3]	$0.46	$1.14	$0.86
Corporate cash operating margin %	22%	38%	34%

[1]	Includes lease operating, transportation, gathering and compression, and production and ad valorem taxes
[2]

Cash general and administrative expense is a non-GAAP financial measure which excludes stock-based compensation expense, merger related expenses and severance. See reconciliation to the most comparable GAAP measure under “Cash General and Administrative Expense” in this press release

[3]

Includes lease operating, transportation, gathering and compression, production and ad valorem taxes, cash general & administrative expense and interest expense.  Cash general and administrative expense is a non-GAAP financial measure which excludes stock-based compensation expense, merger related expenses and severance See reconciliation to the most comparable GAAP measure under “Cash General and Administrative Expense” in this press release

Capital Expenditures

Second quarter 2020 capital expenditures were $29.1 million, including $27.6 million for drilling and completions, $1.4 million for land-related expenditures and $0.1 million for other expenditures.

During the second quarter of 2020, the Company commenced drilling 5 gross (3.4 net) operated wells, commenced completions of 7 gross (5.4 net) operated wells and turned to sales 7 gross (6.1 net) operated wells.

Financial Position and Liquidity

As of June 30, 2020, the Company’s liquidity was $295.0 million, consisting of $9.2 million in cash and cash equivalents and $285.8 million in available borrowing capacity under the Company’s revolving credit facility (after giving effect to outstanding letters of credit issued by the Company of $29.2 million and $160.0 million in outstanding borrowings).

Michael Hodges, Executive Vice President and Chief Financial Officer, commented, “We are very proud of the results in the second quarter of 2020 that have allowed the Company to solidify its financial strength despite a volatile commodity price environment. We believe that the flexibility of our portfolio and our continued improvement in operating costs will allow us to navigate the current operating environment without adding stress to our balance sheet.  Finally, our strong hedge book remains a key element of our strategy, with approximately 70% of our natural gas hedged and approximately 60% of our oil hedged (based on our revised production profile) for 2020, providing us with a high level of   cash flow certainty and confidence in the long-term health of our balance sheet.”

Commodity Derivatives

The Company engages in a number of different commodity trading program strategies as a risk management tool to attempt to mitigate the potential negative impact on cash flows caused by price fluctuations in natural gas, NGL and oil prices. Below is a table that illustrates the Company’s hedging activities as of June 30, 2020:

Natural Gas Derivatives:

Description	Volume (MMBtu/d)	Production Period	Weighted Average Price ($/MMBtu)
Natural Gas Swaps:
	60,000	July 2020 – September 2020	$2.32
	80,000	July 2020 – December 2020	$2.64
	95,000	July 2020 – March 2021	$2.54
	50,000	August 2020 – December 2020	$2.06
	50,000	October 2020 – March 2021	$2.65
	50,000	January 2021 – March 2022	$2.51
	25,000	April 2021 – March 2022	$2.47
Natural Gas Collars:
Floor purchase price (put)	25,000	January 2021 – December 2021	$2.15
Ceiling sold price (call)	25,000	January 2021 – December 2021	$3.03
Natural Gas Three-way Collars:
Floor purchase price (put)	80,000	July 2020 – December 2020	$2.60
Floor sold price (put)	80,000	July 2020 – December 2020	$1.90
Ceiling sold price (call)	80,000	July 2020 – December 2020	$2.94
Floor purchase price (put)	45,000	January 2021 – December 2021	$2.55
Floor sold price (put)	45,000	January 2021 – December 2021	$2.25
Ceiling sold price (call)	45,000	January 2021 – December 2021	$2.81
Floor purchase price (put)	20,000	April 2021 – March 2022	$2.62
Floor sold price (put)	20,000	April 2021 – March 2022	$2.20
Ceiling sold price (call)	20,000	April 2021 – March 2022	$3.10
Natural Gas Call/Put Options:
Floor sold price (put)	15,000	July 2020 – September 2020	$1.60
Floor sold price (put)	50,000	July 2020 – December 2020	$2.30
Swaption sold price (call)	50,000	January 2021 – December 2021	$2.75
Swaption sold price (call)	50,000	January 2022 – December 2022	$3.00
Floor sold price (put)	50,000	January 2021 – March 2022	$2.00
Ceiling sold price (call)	50,000	January 2022 – December 2022	$3.00
Ceiling sold price (call)	80,000	January 2023 – December 2023	$3.00
Basis Swaps:
Appalachia - Dominion	12,500	July 2020 – October 2020	$(0.52)
Appalachia - Dominion	20,000	July 2020 – December 2020	$(0.59)

Oil Derivatives:

Description	Volume (Bbls/d)	Production Period	Weighted Average Price ($/Bbl)
Oil Swaps:
	2,500	July 2020 – December 2020	$57.41
	250	July 2020 – March 2021	$53.20
	250	January 2021 – March 2021	$53.00
Oil Collars:
Floor purchase price (put)	1,000	July 2020 – December 2020	$51.00
Ceiling sold price (call)	1,000	July 2020 – December 2020	$62.00
Oil Three-way Collars:
Floor purchase price (put)	500	January 2021 – December 2021	$31.25
Floor sold price (put)	500	January 2021 – December 2021	$22.50
Ceiling sold price (call)	500	January 2021 – December 2021	$45.00
Oil Call/Put Options:
Floor sold price (put)	500	July 2020 – December 2020	$45.00
Swaption sold price (call)	500	January 2021 – December 2021	$42.50

NGL Derivatives:

Description	Volume (Bbls/d)	Production Period	Weighted Average Price ($/Bbl)
Propane Swaps:
	1,500	July 2020 – December 2020	$20.68
	500	January 2021 – December 2021	$18.01

Subsequent to the End of the Second Quarter:

The below table illustrates the Company’s hedging activities subsequent to the end of the second quarter 2020:

Natural Gas Derivatives:

Description	Volume (MMBtu/d)	Production Period	Weighted Average Price ($/MMBtu)
Natural Gas Collars:
Floor purchase price (put)	30,000	April 2021 – March 2022	$2.40
Ceiling sold price (call)	30,000	April 2021 – March 2022	$3.05
Basis Swaps:
Appalachia - Dominion	30,000	August 2020 – October 2020	$(0.50)

Oil Derivatives:

Description	Volume (Bbls/d)	Production Period	Weighted Average Price ($/Bbl)
Oil Collars:
Floor purchase price (put)	500	January 2021 – December 2021	$37.50
Ceiling sold price (call)	500	January 2021 – December 2021	$45.50

NGL Derivatives:

Description	Volume (Bbls/d)	Production Period	Weighted Average Price ($/Bbl)
Propane Swaps:
	500	August 2020 – December 2020	$21.74
	500	January 2021 – December 2021	$19.74

Guidance

The Company is providing its initial third quarter and updated full year 2020 guidance as set forth in the table below (updated guidance in italics).

	Q3 2020	FY 2020
Production MMcfe/d	580 - 600	565 - 585
% Gas	81% - 83%	81% - 83%
% NGL	11% - 13%	10% - 12%
% Oil	5% - 7%	6% - 8%
Gas Price Differential ($/Mcf)[1,2]	$(0.15) - $(0.30)	$(0.15) - $(0.25)
Oil Differential ($/Bbl)[1,3]	$(9.00) - $(11.00)	$(6.50) - $(7.50)
NGL Prices (% of WTI)[1]	27% - 32%	30% - 35%
Cash Production Costs ($/Mcfe)[4]	$1.25 - $1.35	$1.25 - $1.35
Cash G&A ($mm)[5]	$6 - $8	$29 - $32
CAPEX ($mm)		$120 - $140
[1]	Excludes impact of hedges
[2]	Excludes the cost of firm transportation
[3]	Full year 2020 amount (FY 2020) includes the impact of declining WTI price on reported oil differential in first quarter of 2020
[4]	Includes lease operating, transportation, gathering and compression, production and ad valorem taxes
[5]

Non-GAAP financial measure which excludes stock-based compensation expense, merger related expenses and severance. See reconciliation to the most comparable GAAP measure under “Cash General and Administrative Expense” in this press release

Conference Call

A conference call to review the Company’s second quarter 2020 financial and operational results is scheduled for Friday, August 7, 2020, at 10:00 a.m. Eastern Time. To participate in the call, please dial 877-709-8150 or 201-689-8354 for international callers and reference Montage Resources Second Quarter 2020 Earnings Call. A replay of the call will be available through October 7, 2020. To access the phone replay, dial 877-660-6853 or 201-612-7415 for international callers. The conference ID is 13707434. A live webcast of the call may be accessed through the Investor Center on the Company’s website at www.montageresources.com. The webcast will be archived for replay on the Company’s website for six months.

MONTAGE RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,221	$12,056
Accounts receivable	59,804	77,402
Assets held for sale	1,115	1,047
Other current assets	36,609	35,509
Total current assets	106,749	126,014

PROPERTY AND EQUIPMENT
Oil and natural gas properties, successful efforts method:
Unproved properties	487,066	508,576
Proved oil and gas properties, net	1,248,999	1,251,105
Other property and equipment, net	10,638	11,226
Total property and equipment, net	1,746,703	1,770,907

OTHER NONCURRENT ASSETS
Other assets	5,688	7,616
Operating lease right-of-use assets	33,692	36,975
Assets held for sale	3,430	9,665
TOTAL ASSETS	$1,896,262	$1,951,177

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$133,741	$119,907
Accrued capital expenditures	19,510	43,500
Accrued liabilities	29,283	53,866
Accrued interest payable	22,282	21,308
Liabilities associated with assets held for sale	4,052	2,815
Operating lease liability	13,826	12,666
Total current liabilities	222,694	254,062

NONCURRENT LIABILITIES
Debt, net of unamortized discount and debt issuance costs	501,928	500,541
Revolving credit facility	160,000	130,000
Asset retirement obligations	29,952	29,877
Other liabilities	21,240	8,029
Operating lease liability	20,247	24,569
Liabilities associated with assets held for sale	6,978	7,013
Total liabilities	963,039	954,091
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, 50,000,000 authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 1,000,000,000 authorized, 36,034,837 and 35,770,934 shares issued and outstanding, respectively	386	383
Additional paid in capital	2,354,929	2,352,309
Treasury stock, shares at cost; 2,600,672 and 2,508,485 shares, respectively	(10,511)	(10,049)
Accumulated deficit	(1,411,581)	(1,345,557)
Total stockholders’ equity	933,223	997,086
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,896,262	$1,951,177

MONTAGE RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
REVENUES
Natural gas, oil and natural gas liquids sales	$83,082	$143,429	$206,953	$275,257
Brokered natural gas and marketing revenue	7,540	11,989	17,028	21,519
Other revenue	62	122	127	261
Total revenues	90,684	155,540	224,108	297,037

OPERATING EXPENSES
Lease operating	9,900	10,141	21,943	17,666
Transportation, gathering and compression	51,387	51,870	105,512	93,038
Production and ad valorem taxes	1,600	4,009	6,468	6,857
Brokered natural gas and marketing expense	7,746	11,983	17,004	21,443
Depreciation, depletion, amortization and accretion	42,768	38,597	86,903	68,494
Exploration	9,073	15,193	22,344	31,981
General and administrative	11,569	13,564	21,450	42,494
(Gain) loss on sale of assets	(1,911)	1	(1,357)	2
Other expense	19	12	34	38
Total operating expenses	132,151	145,370	280,301	282,013
OPERATING INCOME (LOSS)	(41,467)	10,170	(56,193)	15,024
OTHER INCOME (EXPENSE)
Gain (loss) on derivative instruments	(10,925)	29,738	29,207	24,808
Interest expense, net	(14,930)	(15,109)	(29,764)	(28,949)
Other income	4	8	17	8
Total other income (expense), net	(25,851)	14,637	(540)	(4,133)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(67,318)	24,807	(56,733)	10,891
Income tax benefit (expense)	—	—	—	—
INCOME (LOSS) FROM CONTINUING OPERATIONS	(67,318)	24,807	(56,733)	10,891
Income (loss) from discontinued operations, net of income tax	(1,533)	2,705	(9,291)	2,523
NET INCOME (LOSS)	$(68,851)	$27,512	$(66,024)	$13,414

EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Basic:
Weighted average common stock outstanding	35,856	35,678	35,816	30,645
Income (loss) from continuing operations	$(1.88)	$0.69	$(1.58)	$0.36
Income (loss) from discontinued operations	(0.04)	0.08	(0.26)	0.08
Net income (loss)	$(1.92)	$0.77	$(1.84)	$0.44

Diluted:
Weighted average common stock outstanding	35,856	35,826	35,816	30,830
Income (loss) from continuing operations	$(1.88)	$0.69	$(1.58)	$0.36
Income (loss) from discontinued operations	(0.04)	0.08	(0.26)	0.08
Net income (loss)	$(1.92)	$0.77	$(1.84)	$0.44

Adjusted Revenue

Adjusted revenue is a non-GAAP financial measure.  The Company defines adjusted revenue as follows: total revenues plus or minus net cash receipts or payments on settled commodity derivative instruments less brokered natural gas and marketing revenue and other revenue.  The Company believes adjusted revenue provides investors with helpful information with respect to the performance of the Company’s operations and management uses adjusted revenue to evaluate its ongoing operations and for internal planning and forecasting purposes. See the table below, which reconciles adjusted revenue and total revenues for the three and six months ended June 30, 2020 and 2019.

	Three Months Ended June 30,		Six Months Ended June 30,
$ thousands	2020	2019	2020	2019
Total revenues	$90,684	$155,540	$224,108	$297,037
Net cash receipts (payments) on settled commodity derivatives	24,788	2,440	43,023	(746)
Brokered natural gas and marketing revenue	(7,540)	(11,989)	(17,028)	(21,519)
Other revenue	(62)	(122)	(127)	(261)
Adjusted revenue	$107,870	$145,869	$249,976	$274,511

Adjusted Net Income (Loss)

Adjusted net income (loss) represents income (loss) from continuing operations before income taxes adjusted for certain non-cash items as set forth in the table below. We believe adjusted net income (loss) is used by many investors and published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.  Adjusted net income (loss) is not a measure of net income (loss) from continuing operations as determined by GAAP.  See the table below for a reconciliation of adjusted net income (loss) and net income (loss) from continuing operations before income taxes for the three and six months ended June 30, 2020 and 2019.

	Three Months Ended June 30,		Six Months Ended June 30,
$ thousands	2020	2019	2020	2019
Income (loss) from continuing operations before income taxes, as reported	$(67,318)	$24,807	$(56,733)	$10,891
(Gain) loss on derivative instruments	10,925	(29,738)	(29,207)	(24,808)
Net cash receipts (payments) on settled derivatives	24,857	2,440	43,092	(746)
Dry hole and other	14	163	6	163
Stock-based compensation	1,764	552	2,624	6,553
Impairment of unproved properties	8,638	12,443	19,359	22,043
(Gain) loss on sale of assets	(1,911)	1	(1,357)	2
Merger-related expenses	(14)	3,938	176	18,521
Severance	2,457	—	2,681	—
Income (loss) before income taxes, as adjusted	(20,588)	14,606	(19,359)	32,619
Adjusted net income (loss)	$(20,588)	$14,606	$(19,359)	$32,619

Net income (loss) per common share
Basic	$(1.92)	$0.77	$(1.84)	$0.44
Diluted	$(1.92)	$0.77	$(1.84)	$0.44

Adjusted net income (loss) per common share
Basic	$(0.57)	$0.41	$(0.54)	$1.06
Diluted	$(0.57)	$0.41	$(0.54)	$1.06

Weighted average common shares outstanding
Basic	35,856	35,678	35,816	30,645
Diluted	35,856	35,826	35,816	30,830

Adjusted EBITDAX

Adjusted EBITDAX is a supplemental non-GAAP measure that is used by the Company to evaluate its financial results. The Company defines Adjusted EBITDAX as net income or loss before interest expense or interest income; income taxes; write down of abandoned leases; impairments; depreciation, depletion, amortization and accretion; gain or loss on derivative instruments; net cash receipts or payments on settled commodity derivative instruments, and premiums paid or received on options that settled during the period; non-cash compensation expense; gain or loss from sale of interest in gas properties; exploration expenses; and other unusual or infrequent items set forth in the table below. Adjusted EBITDAX is not a measure of net income or loss as determined by GAAP.  See the table below for a reconciliation of Adjusted EBITDAX to net income or net loss.

	Three Months Ended June 30,		Six Months Ended June 30,
$ thousands	2020	2019	2020	2019
Net income (loss)	$(68,851)	$27,512	$(66,024)	$13,414
Depreciation, depletion, amortization and accretion	42,768	38,597	86,903	68,494
Exploration expense	9,073	15,193	22,344	31,981
Stock-based compensation	1,764	552	2,624	6,553
(Gain) loss on sale of assets	(1,911)	1	(1,357)	2
(Gain) loss on derivative instruments	10,925	(29,738)	(29,207)	(24,808)
Net cash receipts (payments) on settled commodity derivatives	24,788	2,440	43,023	(746)
Interest expense, net	14,930	15,109	29,764	28,949
Other income	(4)	(8)	(17)	(8)
Merger-related expenses	(14)	3,938	176	18,521
(Income) loss from discontinued operations(1)	1,533	(2,705)	9,291	(2,523)
Severance	2,457	—	2,681	—
Adjusted EBITDAX	$37,458	$70,891	$100,201	$139,829

[1]	Includes a $6.8 million non-cash impairment of proved properties held for sale for the six months ended June 30, 2020

Cash General and Administrative Expenses

Cash general and administrative expenses is a non-GAAP financial measure used by the Company to provide a measure of administrative expenses used by many investors and in published research in making investment decisions and evaluating operational trends of the Company. See the table below for a reconciliation of Cash General and Administrative Expenses and General and Administrative Expenses.

	Three Months Ended June 30,		Six Months Ended June 30,		Guidance
$ thousands	2020	2019	2020	2019	For the Three Months Ending September 30, 2020	For the Year Ending December 31, 2020
General and administrative expenses, estimated to be reported	$11,569	$13,564	$21,450	$42,494	$6,500-$9,000	$35,500-$41,500
Stock-based compensation	(1,764)	(552)	(2,624)	(6,553)	(500 - 1,000)	(4,000 - 6,000)
Cash general and administrative expenses	$9,805	$13,012	$18,826	$35,941	$6,000-$8,000	$31,500-$35,500
Merger-related expenses	14	(3,938)	(176)	(18,521)	—	(0 - 500)
Severance	(2,457)	—	(2,681)	—	—	(2,500 - 3,000)
Cash general and administrative expenses, excluding merger-related expenses and severance	$7,362	$9,074	$15,969	$17,420	$6,000-$8,000	$29,000-$32,000

About Montage Resources

Montage Resources is an exploration and production company with approximately 195,000 net effective core undeveloped acres currently focused on the Utica and Marcellus Shales of Southeast Ohio, West Virginia and North Central Pennsylvania. For more information, please visit the Company’s website at www.montageresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release, including statements regarding Montage Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, and plans and objectives of management are forward-

looking statements. When used in this press release, the words “plan,” “endeavor,” “goal,” “will,” “would,” ”should,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” ”efforts,” “continue,” “position,” “potential,” “committed,” “target, ”project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Montage Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Montage Resources’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Securities and Exchange Commission on March 10, 2020 (the “2019 Annual Report”) and in Montage Resources’ other filings and reports with the Securities and Exchange Commission.

Forward-looking statements may include, but are not limited to, statements about business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing properties and timing related thereto; realized natural gas, NGLs and oil prices and the volatility of those prices; write-downs of natural gas and oil asset values due to declines in commodity prices; timing and amount of future production of natural gas, NGLs and oil; hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under commercial agreements; marketing of natural gas, NGLs and oil; leasehold and business acquisitions and joint ventures; leasehold terms expiring before production can be established and costs to extend such terms  the costs, terms and availability of gathering, processing, fractionation and other midstream services; the costs, terms and availability of downstream transportation services; credit markets; uncertainty regarding future operating results, including initial production rates and liquid yields in type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical, including, without limitation, the guidance set forth herein and consummation of the proposed asset disposition anticipated in the letter of intent.

Montage Resources cautions you that all these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, the severity and continued duration of the COVID-19 pandemic, related economic effects and the resulting negative impact on the demand for natural gas, NGLs and oil; operational challenges relating to the COVID-19 pandemic, including logistical challenges, protecting the health and well-being of the Company’s employees, remote work arrangements, performance of counterparty contracts and supply chain disruptions; legal and environmental risks; drilling and other operating risks; regulatory changes, including U.S. federal, state and local tax regulatory changes; commodity price volatility and declines in the price of natural gas, NGLs, and oil; inflation; lack of availability of drilling, production and processing equipment and services; counterparty credit risk; the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital; risks associated with the Company’s level of indebtedness; the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2019 Annual Report and in Montage Resources’ other filings and reports with the Securities and Exchange Commission.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement and are based on assumptions that Montage Resources believes to be reasonable but that may not prove to be accurate. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Montage Resources or persons acting on its behalf may issue. Except as otherwise required by applicable law, Montage Resources disclaims any duty to update any forward-looking statements to reflect new information or events or circumstances after the date of this press release.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact:

Montage Resources Corporation

Douglas Kris, Investor Relations

469-444-1736

dkris@mresources.com